Exhibit 1.1

Ternium S.A.

24,844,720 American Depositary Shares

Representing

248,447,200 Shares (par value $1.00 per Share)

Underwriting Agreement

New York, New York

January 31, 2006

Citigroup Global Markets Inc.

as Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

Ternium, S.A., a société anonyme holding organized under the laws of the Grand Duchy of Luxembourg (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom the Representative is acting as representative, 24,844,720 American Depositary Shares (“ADSs”) representing 248,447,200 shares, par value $1.00 per share (“Shares”), of the Company (said ADSs to be sold by the Company being hereinafter called “Underwritten ADSs”). The Company also proposes to grant to the Underwriters an option to purchase up to 3,726,708 additional ADSs to cover over-allotments (the “Option ADSs” and together with the Underwritten ADSs, the “ADSs”).

You have requested that the Company deposit on behalf of the Underwriters all the Shares underlying the ADSs to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of January 31, 2006 (the “Deposit Agreement”), to be entered into among the Company, The Bank of New York, as depositary (the “Depositary”) and all owners and beneficial owners from time to time of the ADRs (as hereinafter defined). Upon deposit of any Shares, the Depositary will issue

ADSs representing the Shares so deposited (such Shares, the “Underlying Shares”). The ADSs will be evidenced by American Depositary Receipts (the “ADRs”). Each ADS will represent ten (10) Shares and each ADR may represent any number of ADSs. Unless the context otherwise requires, the terms “Underwritten Securities,” “Option Securities” and “Securities” shall be deemed to refer, respectively, to Underwritten ADSs, Option ADSs and ADSs as well as, in each case, to the ADRs evidencing such ADSs.

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representative as used in this Underwriting Agreement shall mean you, as Underwriter, and the terms Representative and Underwriters shall mean either the singular or plural as the context requires. The use of the neuter in this Underwriting Agreement shall include the feminine and masculine wherever appropriate. Certain terms used in this Underwriting Agreement are defined in Section 21 hereof.

1. Representations and Warranties.

(i) The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1(i).

(a) The Company has prepared and filed with the Commission a registration statement (file number 333-130950) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will file with the Commission a final prospectus in accordance with Rule 424(b). As filed, such final prospectus, shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representative shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein.

(b) On the Effective Date, the Registration Statement did and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date (as defined in this Underwriting Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(c) (i) The Disclosure Package and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic roadshow when taken together with the Disclosure Package, and the price to the public, the number of Underwritten Securities, the number of Option Securities and the underwriting discount on the cover page of the Prospectus do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.

(d) (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(e) Each Issuer Free Writing Prospectus used in reliance on Rule 433 does not include any information that conflicts for purposes of Rule 433(c) with the information contained in the Registration Statement.

The foregoing sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8 hereof.

(f) The Company has filed with the Commission a registration statement (file number 333-130952) on Form F-6 for the registration under the Act of the offering and sale of the ADSs. The Company may have filed one or more amendments thereto, each of which has previously been furnished to you. Such ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(g) Upon delivery of Underlying Shares in accordance with the provisions of the Corporate Reorganization Agreement, upon issuance and delivery by the Company of Underlying Shares to cover overallotments, if any, and upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the ADSs, and payment therefor, pursuant to this Underwriting Agreement and the Corporate Reorganization Agreement, the Underwriters will acquire good, marketable and valid title to such ADSs, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(h) Except for a 1% capital duty that will be due on the capital increase (including premium) and issuance of Underlying Shares by the Company to cover overallotments, no stamp or other issuance or transfer taxes or duties and no capital gains, income, value-added, withholding or other taxes are payable by or on behalf of the Underwriters, the Company or ISL in connection with (A) the delivery of the Underlying Shares and the issuance and delivery by the Company of new shares to ISL in the manner contemplated by the Corporate Reorganization Agreement and the delivery of the ADSs in the manner contemplated by this Underwriting Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the ADSs as contemplated herein.

(i) Except as described in the Disclosure Package and the Prospectus, all dividends and other distributions declared and payable on the Shares may under current Luxembourg law and regulations be paid to the Depositary and to the holders of Securities, as the case may be, in U.S. dollars that may be transferred out of Luxembourg in accordance with the Deposit Agreement.

(j) The Company believes that it will not be a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, for its taxable year ended December 31, 2005 and, based on the Company’s current and projected income, assets and activities, it does not expect to be classified as a PFIC for any subsequent taxable year.

(k) Each of the Company, each of the subsidiaries listed in Schedule IV (each, a “Material Subsidiary” and, collectively, the “Material Subsidiaries”) and ISL has been duly organized, validly existing and, to the extent applicable, in good standing under the laws of the jurisdiction in which it is organized with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus, and is duly qualified to do business as a foreign entity and, to the extent applicable, is in good standing under the laws of each jurisdiction which requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect. “Material Adverse Effect”, as used throughout this Agreement, means a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). The subsidiaries of the Company which are not Material Subsidiaries do not individually, or taken together, constitute a “Significant Subsidiary” of the Company (as defined in Regulation S-X).

(l) All the outstanding shares of capital stock of each Material Subsidiary have been duly and validly authorized and issued and, where applicable, are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the Material Subsidiaries are owned by the Company either directly or through majority owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(m) The Shares to be delivered under the terms of the Corporate Reorganization Agreement are free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n) The Company’s authorized equity capitalization is as set forth in the Disclosure Package and the Prospectus; the capital stock of the Company conforms in all material respects to the description thereof contained in the Prospectus; the outstanding Shares have been duly and validly authorized and issued and are fully paid (including the Securities being sold hereunder); the Securities being sold hereunder by the Company have been approved for listing, subject to official notice of issuance and evidence of satisfactory distribution, on the New York Stock Exchange; the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities; and, except as set forth in the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding;

(o) There is no agreement or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required;

(p) This Agreement has been duly authorized, executed and delivered by the Company; the Corporate Reorganization Agreement has been duly authorized, executed and delivered by the Company and ISL, and constitutes a legal, valid and binding instrument agreement of the Company and ISL, enforceable against the Company and ISL in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)); and the Deposit Agreement has been duly authorized, executed and delivered by the Company and assuming due authorization, execution and delivery thereof by the Depositary, constitutes a legal, valid and binding instrument enforceable against the Company in accordance with its terms (subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally from time to time in effect and subject, as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(q) The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(r) No consent, approval, authorization, filing with or order of any court or governmental agency or body (each, a “Consent”) is required in connection with the transactions contemplated herein, in the Corporate Reorganization Agreement or in the Deposit Agreement, except (i) the recording by way of a notorial deed to be filed and published in accordance with applicable Luxembourg law in connection with the issuance of Underlying Shares to cover overallotments (if any), (ii) such Consents as have been obtained under the Act, (iii) such Consents as may be required under the securities laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Prospectus, and (iv) such Consents that have been, or prior to the Closing Date will be, obtained and are in full force and effect.

(s) Neither the execution and delivery of this Agreement nor the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Corporate Reorganization Agreement or the Deposit Agreement will conflict with, result in a breach or violation of, constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, its subsidiaries or ISL pursuant to, (i) the Articles of Association or other constitutive documents of the Company, any of its Material Subsidiaries or ISL, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company, any of its subsidiaries or ISL is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company, any of its subsidiaries or ISL of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or ISL or any of their properties, except, in the case of (ii) and (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(t) No holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

(u) The combined consolidated financial statements, including the notes thereto, and schedules of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement (the “Combined Financial Statements”) present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The consolidated financial statements, including the notes thereto, and schedules of each of Consorcio Siderurgia Amazonia Ltd. (“Amazonia”) and Hylsamex, S.A. de C.V. (“Hylsamex”) and their respective consolidated subsidiaries included in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of each of Amazonia and Hylsamex as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with IFRS and Mexican generally accepted accounting principles, respectively, applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The summary and selected financial data set forth under the captions “Prospectus Summary—Summary Financial and Operating Data” and “Selected Financial and Operating Data” in the Preliminary Prospectus, the Prospectus and the Registration Statement fairly present in all material respects, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein. The unaudited pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement include assumptions that provide a reasonable basis for presenting the significant effects directly attributable to the transactions and events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma adjustments reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement. The unaudited pro forma financial statements included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the applicable accounting requirements of Regulation S-X under the Act.

(v) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries or ISL, its or their property is pending or, to the best knowledge of the Company, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or in the Corporate Reorganization Agreement or (ii) could reasonably be expected to have a Material Adverse Effect.

(w) Each of the Company and each of its subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted, except where a failure to so own or lease could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(x) Neither the Company nor any of its subsidiaries is in violation or default of (i) any provision of its charter, Articles of Association or other constitutive documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, in the case of (ii) and (iii) above, for such violations or defaults that could not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(y) PriceWaterhouse & Co. S.R.L., who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, is an independent public registered accounting firm with respect to the Company and Amazonia within the meaning of the Act and the applicable published rules and regulations thereunder.

(z) PriceWaterhouseCoopers, S.C., who have certified certain financial statements of Hylsamex and delivered their report with respect to the audited consolidated financial statements and schedules included in the Prospectus, is an independent public registered accounting firm with respect to Hylsamex within the meaning of the Act and the applicable published rules and regulations thereunder.

(aa) The Company and each of its subsidiaries have filed all foreign, federal, provincial and municipal tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file could not be reasonably expected to have a Material Adverse Effect) and have paid all taxes required to be paid by them and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as could not be reasonably expected to have a Material Adverse Effect.

(bb) No labor problem or dispute with the employees of the Company or any of its subsidiaries exists or to the best knowledge of the Company, is threatened or, imminent that would be reasonably expected to have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(cc) The Company and each of the Material Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably adequate and customary in the businesses in which they are engaged.

(dd) No Material Subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such Material Subsidiary’s capital stock, from repaying to the Company any loans or advances to such Material Subsidiary from the Company or from transferring any of such Material Subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ee) The Company and its Material Subsidiaries possess all licenses, certificates, permits and other authorizations, in each case that are material to its business and operations, issued by the appropriate federal, provincial, municipal or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted (“Permits”); the Company and its subsidiaries have fulfilled and performed in all material respects all of their respective obligations with respect to any such Permits and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would be reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ff) The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

(gg) The Company and its subsidiaries are (i) and have been, in compliance with any and all applicable foreign, federal, provincial and municipal laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, except, in each case, where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(hh) In the ordinary course of its business, the Company periodically reviews the effect of Environmental Laws on the business, operations and properties of the Company and its Material Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, reclamation, abandonment of mines, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ii) Each employee benefit plan, scheme and arrangement (if any) which has been established or maintained by the Company and/or one or more of its subsidiaries, or with respect to which the Company and/or one or more of its subsidiaries has any liability (i) and which is intended to qualify for tax exempt or tax favored status under the applicable local fiscal regime satisfies the applicable regulatory requirements for such tax exempt or tax favored status and has obtained all appropriate confirmations, determinations and certificates necessary to confer and record such status, and nothing has occurred since the most recent date of any such assurance or is expected to occur that has caused or could cause the impairment of such status, (ii) has been maintained in substantial compliance with its terms and with the requirements prescribed by any and all applicable statutes, orders, rules and regulations, including any applicable requirements of any relevant regulatory or fiscal body and (iii) is adequately funded, based on reasonable actuarial assumptions and determined as if all benefits thereunder were vested, in each case, other than the failure to so obtain, satisfy, maintain or fund such plan, scheme or arrangement could not be reasonably expected to have a Material Adverse Effect. No such plan, scheme or arrangement provides welfare or insurance benefits or payments following termination of employment.

(jj) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(kk) The Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property necessary for the conduct of each of the Company’s and its subsidiaries’ business as now conducted, except where the failure to possess such rights would not have a Material Adverse Effect.

(ll) Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, the Company does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of Citigroup Global Markets Inc. or any Underwriter.

(mm) Neither the Company nor any of its Material Subsidiaries nor any of its or their properties or assets has any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Luxembourg, Argentina, Venezuela or Mexico.

(nn) The Company has provided to the Representative true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any subsidiary to any director or executive officer of the Company, or to any family member or affiliate of any director or executive officer of the Company; and on or after June 30, 2005, the Company has not, directly or indirectly, including through any subsidiary: (i) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (ii) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on June 30, 2005.

Any certificate signed by any officer of the Company and delivered to the Representative or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby and subject to the limitations set forth therein, to each Underwriter.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at a purchase price of $20.00 per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I hereto. The initial public offering price per ADS is not in excess of the price recommended by Deutsche Bank Securities Inc., acting in its capacity as a “qualified independent underwriter” within the meaning of Rule 2720 (“Rule 2720”) of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the “QIU”). The Company is advised by the Representative that the Underwriters intend (i) to make a public offering of their respective portions of the Securities as soon after the date hereof as in the Representative’s judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus. The Representative may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Representative may determine if the Securities are not sold at the initial public offering price; provided that, in the event the public offering price is increased, such public offering price is not in excess of the price recommended by the QIU.

(b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 3,726,708 Option Securities at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representative to the Company setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date. The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3. Delivery and Payment. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on February 6, 2006, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). The Company will cause the Underwritten Securities to be delivered to the Representative for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representative of the purchase price therefor to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company in writing. Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct.

The Company will pay all applicable transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will cause the Option Securities to be delivered (at the Company’s expense) through the facilities of DTC on the date specified by the Representative (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representative of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company in writing. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representative on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters as of such date substantially in the form of the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representative may request not less than one full business day prior to the applicable Closing Date.

4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5. Agreements.

(i) The Company agrees with the several Underwriters that:

(a) Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representative with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representative of such timely filing. The Company will promptly advise the Representative (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement or ADR Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement or the ADR Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting their use or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or prevention and, upon such issuance, occurrence or objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or prevention, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b) If there occurs an event or development as a result of which the Disclosure Package would include an untrue statement of a material fact or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will promptly notify the Representative so that any use of the Disclosure Package may cease until it is amended or supplemented.

(c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or the ADR Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (1) notify the Representative of any such event; (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d) As soon as practicable, the Company will make generally available to its security holders and to the Representative an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e) The Company will furnish to the Representative and counsel for the Underwriters signed copies of the Registration

Statement and the ADR Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) by the Act, as many copies of each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representative may reasonably request.

(f) The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g) The Company will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Shares or ADSs (other than to cover overallotments pursuant to the exercise of the option provided for in Section 2(b) hereof); or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, provided, however, that the Company may issue and sell Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Shares (i) issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, including the conversion of the loans contemplated in the Corporate Reorganization Agreement, (ii) otherwise in accordance with such Corporate Reorganization Agreement; or (iii) to be used as consideration in connection with any strategic acquisition, investment or alliance to be entered into by the Company or any of its affiliates, so long as the transferee agrees in writing to be bound by the terms of this subsection 5(g).

(h) The Company will comply with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes Oxley Act, and use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes Oxley Act.

(i) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or the ADSs.

(j) The Company agrees to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus and the ADR Registration Statement, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the sale of the Securities and all the transactions contemplated by the Corporate Reorganization Agreement; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (viii) any filings required to be made with the National Association of Securities Dealers, Inc. (including filing fees and, subject to the Cap (as defined below), the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (ix) subject to the Cap, the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; (xi) reasonable and documented expenses incurred by the Representative in connection with the offering (including, without limitation, reasonable and documented fees and expenses of legal counsel other than Gibraltar counsel (in connection only with the delivery of the opinion by Gibraltar counsel)); and (xii) all other costs and expenses incident to the performance by the Company of its obligations under the Underwriting Agreement; provided, however, that the Company’s payment or reimbursement obligations under clause (xi) shall be limited to a maximum amount of $600,000 in the aggregate (the “Cap”).

(k) The Company agrees that, unless it has obtained or will obtain the prior written consent of the Representative, which consent shall not be unreasonably withheld, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain, as the case may be, the prior written consent of the Company, which consent shall not be unreasonably withheld, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show. Any such free writing prospectus consented to by the Representative or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(i) The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to the use of any of them shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(ii) The Company shall have requested and caused Sullivan & Cromwell LLP, special U.S. counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex A.

(iii) The Company shall have requested and caused Elvinger, Hoss & Prussen, Luxembourg counsel for the Company, to have furnished to the Representative their opinions, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex B.

(iv) The Company shall have requested and caused Fernando Duelo Van Deusen, general counsel for the Company, to have furnished to the Representative his opinions, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex C.

(v) Hassans, Gibraltar counsel for the Company, shall have furnished to the Representative their opinions, dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex D.

(vi) The Depositary shall have requested and caused Emmet, Marvin & Martin LLP, counsel for the Depositary, to have furnished to the Representative their opinion dated the Closing Date and addressed to the Representative, substantially in the form attached hereto as Annex E.

(vii) The Representative shall have received from (i) Cravath, Swaine & Moore LLP, New York counsel for the Underwriters, (ii) Pérez Alati, Grondona, Benites, Arntsen & Martínez De Hoz, Jr., Argentine counsel for the Underwriters, (iii) Rodríguez & Mendoza, Venezuelan counsel for the Underwriters, (iv) Mijares, Angoitia, Cortés y Fuentes S.C., Mexican counsel to the Underwriters, and (v) Bonn Schmitt Steichen, Luxembourg counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representative, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representative may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(viii) The Company shall have furnished to the Representative a certificate of the Company, signed by the principal executive officer and the principal financial or accounting officer of the Company, dated the Closing Date and subject to the qualifications set forth therein, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, this Agreement and the Corporate Reorganization Agreement and that:

(a) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(b) no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to the use of any of them has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(c) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplement thereto), there has been no Material Adverse Effect, except as described in or contemplated by the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ix) The Company shall have requested and caused Price Waterhouse & Co. SRL, Argentina, to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative to the effect that:

(a) they are an independent registered public accounting firm with respect to the Company and Amazonia within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”);

(b) in their opinion the Combined Financial Statements of the Company and the consolidated financial statements of Amazonia and their respective financial statement schedules audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(c) on the basis of procedures (but not an audit in accordance with standards of the PCAOB) consisting of:

(i) reading the minutes of meetings of shareholders and the board of directors of the Company as set forth in the minute books through a specified date not more that five business days prior to the date of delivery of such letter,

(ii) performing the procedures specified by the PCAOB for a review of interim financial information as described in Statement on Auditing Standards No. 100, of the unaudited condensed interim combined consolidated financial information included in the Registration Statement; and

(iii) making inquiries of certain officials of the Company who have responsibility for financial and accounting matters regarding the specific items for which representations are requested below;

nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

(1) the unaudited amounts as of and for the nine-month period ended September 30, 2005 included in Annex A to the Registration Statement do not agree with the amounts set forth in the unaudited condensed consolidated financial statements furnished by the Company for this period;

(2) the unaudited amounts referred in (1) above were not determined on a basis substantially consistent with that of the corresponding amounts in the audited Consolidated Financial Statements included in the Registration Statement;

(3) at September 30, 2005 and at a specified date not more than five days prior to the date of delivery of such letter, there was any change in the capital stock, increase in the long-term debt or any decreases in consolidated net current assets (working capital) or shareholders’ equity of the Company as compared with the amounts shown in the June 30, 2005 consolidated combined balance sheet included in the Registration Statement.

(d) This letter shall also state that:

(i) they have read the unaudited pro forma condensed consolidated balance sheet as of June 30, 2005 and the unaudited pro forma condensed consolidated statements of income for the year ended December 31, 2004 and the six-month period ended June 30, 2005, included in the Registration Statement;

(ii) they have inquired of certain officials of the Company who have responsibility for financial and accounting matters about the basis of the determination of pro forma adjustments, and whether the unaudited pro forma condensed consolidated financial statements referred in (d) (i) above comply as to form in all material respects with the applicable accounting requirements of Rule 11-02 of Regulation S-X;

(iii) they have proved the mathematical accuracy of the application of the pro forma adjustments to the historical amounts in the unaudited pro forma condensed consolidated financial statements;

(iv) nothing has come to their attention as a result of the procedures described in paragraphs (d) (i) to (iii) above that caused them to believe that the unaudited pro forma condensed consolidated financial statements included in the Registration Statement do not comply with the applicable accounting requirements of Rule 11-02 of Regulation S-X and that the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements;

(x) The Company shall have requested and caused PricewaterhouseCoopers, S.C., to have furnished to the Representative, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representative to the effect that:

(a) they are an independent registered public accounting firm with respect to Hylsamex within the meaning of the Act and the applicable rules and regulations thereunder adopted by the Commission and the PCAOB;

(b) in their opinion the consolidated financial statements and financial statement schedules of Hylsamex audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the related rules and regulations adopted by the Commission;

(c) on the basis of procedures (but not an audit in accordance with standards of the PCAOB) consisting of performing the procedures specified by the PCAOB for a review of interim financial information as described in Statement on Auditing Standards No. 100, of the unaudited interim consolidated financial information included in the Registration Statement, nothing has came to their attention as a result of the foregoing procedures that which caused them to believe that:

(i) the unaudited interim financial statements included in the Registration Statement do not comply as to form in all material respects with the applicable rules and regulations adopted by the Commission;

(ii) any material modifications should be made to the unaudited interim financial statements for them to be in conformity with accounting principles generally accepted in Mexico.

(xi) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof), and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraphs (ix) and (x) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto), the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof), the ADR Registration Statement, the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(xii) The Company and the Depositary shall have executed and delivered the Deposit Agreement substantially in the form of such document filed with the Commission and the Deposit Agreement shall be in full force and effect.

(xiii) The Depositary shall have furnished or caused to be furnished to the Representative certificates reasonably satisfactory to the Representative evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representative reasonably requests.

(xiv) The Company and ISL shall have executed and delivered the Corporate Reorganization Agreement substantially in the form of such document filed with the Commission and the Corporate Reorganization Agreement shall be in full force and effect.

(xv) Prior to the Closing Date, the Company shall have furnished to the Representative such further information, certificates and documents as the Representative may reasonably request.

(xvi) The Securities shall have been listed and admitted and authorized for trading on the New York Stock Exchange, subject to official notice of such issuance, and satisfactory evidence of such actions shall have been provided to the Representative.

(xvii) At the Execution Time, the Company shall have furnished to the Representative a letter substantially in the form of Exhibit A hereto from each officer and director of the Company and each stockholder and individual listed in Schedule III, addressed to the Representative.

(xviii) The NASD shall not have raised any objection with respect to the fairness or reasonableness of the underwriting or other arrangements of the transactions contemplated hereby, provided, that the Representative will use its reasonable best efforts to obtain such confirmation of no objection from the NASD.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Cravath, Swaine & Moore LLP, counsel for the Underwriters, at 825 Eighth Avenue, New York, NY 10019, on the Closing Date.

7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will, subject to the Cap, reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable and documented out-of-pocket expenses, including reasonable and documented fees and disbursements of counsel that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers and employees of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses that are documented and reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Company may otherwise have.

The Company also agrees to indemnify the QIU, its directors, officers and employees and each person, if any, who controls the QIU within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages or liabilities (including, without limitation, any reasonable and documented legal or other expenses incurred in connection with investigating or defending any action, investigation or proceeding that gives rise to any such losses, claims, damages or liabilities) solely incurred as a result of the QIU’s participation as a “qualified independent underwriter” within the meaning of Rule 2720 in connection with the offering of the Securities and will reimburse each such indemnified party or person promptly upon demand for any legal fees or other expenses reasonably incurred by such person in connection with investigating or defending any such losses, claims, damages or liabilities, as such fees and expenses are incurred; provided that the foregoing indemnity will not, as to any such indemnified party or person, apply to losses, claims, damages or liabilities to the extent they are found in a final, non-appealable adjudication of a court of competent jurisdiction to have resulted from such person’s willful misconduct or gross negligence.

(b) Each Underwriter and the QIU severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, or the ADR Registration Statement, each of its employees and each person who controls the Company, within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter or QIU, as applicable, furnished to the Company by or on behalf of such Underwriter or QIU, as applicable, through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter and the QIU may otherwise have. The Company acknowledges that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and (ii) under the heading “Underwriting”, (A) the list of Underwriters and their respective participation in the sale of the Securities, (B) the sentences related to concessions and reallowances, (C) the paragraph related to stabilization, syndicate covering transactions and penalty bids and (D) the fourth sentence of the paragraph relating to the QIU in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters and the QIU, for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ not more than one separate counsel (including local counsel), and the indemnifying party shall bear the reasonable and documented fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. If indemnity may be sought pursuant to the second paragraph of 8(a) above in respect of such proceeding, then in addition to such separate firm of the Underwriters, their officers, directors, employees and such control persons of the Underwriters, the indemnifying party shall be liable for the reasonable and documented fees and expenses of not more than one separate firm (in addition to any local counsel) for the QIU, its members, affiliates and all persons, if any, who control the QIU within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer and employee of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Company prior to delivery of and payment for the Securities, if at any time prior to such time (i) trading in the Company’s Ordinary Shares shall have been suspended by the Commission or trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges, (ii) a banking moratorium shall have been declared by Federal, New York State, Luxembourg,

Argentinean, Venezuelan or Mexican authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States, Luxembourg, Argentina, Venezuela or Mexico of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).

11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12. Notices. All communications under this Underwriting Agreement will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to such General Counsel at Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention: General Counsel; or, if sent to the Company, will be mailed, delivered or telefaxed to the Company’s Chief Financial Officer (fax no.: (54)(11)4018-2786) and confirmed to it at Av. Leandro N. Alem 1067, 28th Floor, C1001AAF, Buenos Aires, Argentina, attention Chief Financial Officer.

13. Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Underwriting Agreement.

14. No Fiduciary Duty. The Company hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof.

16. Applicable Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17. Jurisdiction. The Company agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers and employees of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waive, to the full extent permitted by law, any objection which any of them may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submit to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. The Company has appointed Techint Inc., 420 Fifth Avenue, 18th Floor, New York, NY 10018, telephone: (212) 376-6500, attn: Mr. Giovanni Gallo, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers and employees of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. The Company hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company. Notwithstanding the foregoing, any action arising out of or based upon this Underwriting Agreement may be instituted by any Underwriter, the directors, officers and employees of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in Luxembourg.

The provisions of this Section 19 shall survive any termination of this Underwriting Agreement, in whole or in part.

18. Currency. Each reference in this Underwriting Agreement to U.S. Dollars (the “relevant currency”) is of the essence. To the full extent permitted by law, the obligations of the Company in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.

19. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

20. Headings. The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

21. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) above, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or Luxembourg City.

“Commission” shall mean the Securities and Exchange Commission.

“Corporate Reorganization Agreement” shall mean the corporate reorganization agreement dated as of January 31, 2006 entered into between the Company and ISL.

“Disclosure Package” shall mean (i) the Statutory Prospectus as of the Execution Time, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule II hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Underwriting Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“ISL” shall mean Inversora Siderurgica Limited, a limited liability company organized and existing under the laws of Gibraltar.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“New York Courts” shall mean the U.S. Federal or State courts located in the State of New York, County of New York.

“Preliminary Prospectus” shall mean any preliminary prospectus referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.

“Representative” shall mean the addressee of the Underwriting Agreement.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

“Securities” shall mean the Underwritten Securities and the Option Securities.

“Statutory Prospectus” shall mean, as of any time, the prospectus relating to the Securities that is included in the registration statement relating to the Securities immediately prior to that time, including any document incorporated by reference therein.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

“Underwriting Agreement” shall mean this agreement relating to the sale of the Securities by the Company to the Underwriters.

“Underwriters” shall mean the several underwriters named in Schedule I to the Underwriting Agreement.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.

Very truly yours,

TERNIUM S.A.

By:
Name: Title:

By:
Name: Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

CITIGROUP GLOBAL MARKETS INC.

By:
Name: Title:

For itself and the other several Underwriters named in Schedule I to the foregoing Agreement.

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written by Deutsche Bank Securities Inc., solely in its capacity as a “qualified independent underwriter” within the meaning of Rule 2720 of the Rules of Conduct of the National Association of Securities Dealers, Inc.

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

SCHEDULE I

Underwriters	Number of Underwritten ADSs to be Purchased
Citigroup Global Markets Inc.	15,217,391
Deutsche Bank Securities Inc.	3,105,590
J.P. Morgan Securities Inc.	3,105,590
Morgan Stanley & Co. Incorporated	2,484,472
BNP Paribas Securities Corp.	310,559
Calyon Securities (USA) Inc.	310,559
HVB Capital Markets, Inc.	310,559

Total	24,844,720

SCHEDULE II

None

SCHEDULE III

Inversora Siderurgica Limited

San Faustín N.V.

Tenaris S.A.

Usinas Siderurgicas de Minas Gerais S/A - Usiminas

Ubaldo Aguirre

Luis Andreozzi

Martín Berardi

Rubén Bocanera

Roberto Bonatti

Rinaldo Campos Soares

Carlos A. Condorelli

Julián Eguren

Alfredo Indaco

Adrian Lajous

Bertoldo Machado Veiga

Bruno Marchettini

Oscar Montero

Daniel A. Novegil

Roberto Philipps

Miguel Angel Punte

Gianfelice Mario Rocca

Paolo Rocca

Gerardo R. Sepulveda

Regulo Salinas

SCHEDULE IV

Inversiones Siderúrgicas S.A. (Panamá)

Ylopa - Serviços de Consultadoria Lda. (Portugal)

Prosid Investments S.C.A. (Uruguay)

Consorcio Siderurgia Amazonia Ltd. (Cayman Islands)

Sidor C.A. (Venezuela)

Hylsa Latin, LLC (USA)

Siderar S.A.I.C. (Argentina)

III Industrial Investments Inc. (British Virgin Islands)

Hylsamex, S.A. de C.V. (México)

Hylsa, S.A. de C.V. (México)

Las Encinas, S.A. de C.V. (México)

Techintrade Uruguay S.A. (Uruguay)

[Form of Lock-Up Agreement]	EXHIBIT A

[Letterhead of ISL, San Faustin, Tenaris, Usiminas, or officer or director of the Company]

Ternium S.A.

24,844,720 American Depositary Shares

Representing

248,447,200 Shares (par value $1.00 per Share)

                    , 2006

Citigroup Global Markets Inc.

as Representative of the several Underwriters

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), between Ternium S.A., a société anonyme holding organized under the laws of Luxembourg (the “Company”), and you as representative of a group of Underwriters named therein, relating to an underwritten public offering of 24,844,720 American Depositary Shares (“ADSs”), representing 248,447,200 shares, par value $1.00 per share (“Shares”), of the Company. Capitalized terms used herein and not otherwise defined shall have the meaning given to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Shares or ADSs or any securities convertible into, or exercisable or exchangeable for, Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement, other than (i) Shares or ADSs disposed of as bona fide gifts approved by Citigroup Global Markets Inc.; (ii) Shares or ADSs transferred to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned; or (iii) Shares or ADSs held by a corporation that are transferred to any of its subsidiaries or affiliates, provided that any such transferee pursuant to clause (i), (ii) or (iii) agrees in writing to be bound by the restrictions set forth herein.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

Yours very truly,

[Authorized Signatory]

[Name of Signatory]

ANNEX A

Form of Opinion of Sullivan & Cromwell LLP

Pursuant to Section 6(ii) of the Underwriting Agreement

                 •, 2006

Citigroup Global Markets Inc.,

    as Representative of the several Underwriters,

        c/o Citigroup Global Markets Inc.,

            388 Greenwich Street,

                New York, New York 10013

Ladies and Gentlemen:

In connection with the several purchases today by you and the other Underwriters named in Schedule I to the Underwriting Agreement, dated as of January 31, 2006 (the “Underwriting Agreement”), among Ternium S.A., a société anonyme holding organized under the laws of the Grand Duchy of Luxembourg (the “Company”), and you, as Representative of the several Underwriters named therein (the “Underwriters”), of 24,844,720 American Depositary Shares (“ADSs”), each ADS representing the right to receive ten shares, par value US$1.00 per share, of the Company (the “Shares”), and evidenced by American Depositary Receipts (“ADRs”), issued pursuant to the Deposit Agreement, dated as of January 31, 2006 (the “Deposit Agreement”), among the Company, The Bank of New York, as depositary (the “Depositary”), and the owners and beneficial owners from time to time of ADRs issued thereunder, we, as special United States counsel for the Company, have examined such corporate records, certificates and other documents, and such questions of United States federal and New York state law as we have considered necessary or appropriate for the purposes of this opinion. Upon the basis of such examination, it is our opinion that:

1. The Underwriting Agreement has been duly executed and delivered by the Company.

2. The Deposit Agreement has been duly executed and delivered by the Company and constitutes a valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. We express no opinion, however, as to Section 5.08 of the Deposit Agreement.

3. The Corporate Reorganization Agreement, dated as of January 31, 2006 (the “Corporate Reorganization Agreement”), by and among Inversora Siderurgica Limited, a company limited by shares organized under the laws of Gibraltar (“ISL”), and the Company, has been duly executed and delivered by each of the Company and ISL and constitutes a valid and binding agreement of each of the Company and ISL enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles. We express no opinion, however, as to Section 2.2 of the Corporate Reorganization Agreement.

4. Upon due issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in accordance with the Deposit Agreement and payment therefor in accordance with the Underwriting Agreement, such ADRs will be duly and validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement.

5. The performance by the Company of its obligations under the Underwriting Agreement, the Corporate Reorganization Agreement and the Deposit Agreement and the consummation of the transactions performable by the Company contemplated therein will not violate any existing Federal law, rule or regulation of the United States or existing law, rule or regulation of the State of New York applicable to the Company; provided, however, that, for the purposes of this paragraph (5), we express no opinion with respect to Federal or state securities laws, other antifraud laws and fraudulent transfer laws; and provided, further, that, insofar as performance by the Company of its obligations under the Underwriting Agreement, the Corporate Reorganization Agreement and the Deposit Agreement is concerned, we express no opinion as to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights.

6. All regulatory consents, authorizations, approvals and filings required to be obtained or made by the Company under the Federal laws of the United States and the laws of the State of New York for the sale and delivery of the ADSs by the Company to the Underwriters under and in accordance with the Underwriting Agreement and the deposit of Shares by the Company with the Depositary against issuance of ADRs evidencing the ADSs have been obtained or made.

7. Under the laws of the State of New York relating to submission to personal jurisdiction, pursuant to Section 17 of the Underwriting Agreement and Section 7.06 of the Deposit Agreement, the Company has validly and irrevocably submitted to the personal jurisdiction of any Federal or state court sitting in the Borough of Manhattan, The City of New York, has validly and irrevocably waived any objection to the venue of a proceeding in any such court and has validly and irrevocably appointed Techint Inc. as its authorized agent for the purpose described in Section 17 of the Underwriting Agreement, and service of process effected on such agent in the manner set forth in Section 17 of the Underwriting Agreement and Section 7.06 of the Deposit Agreement and

otherwise in accordance with applicable law will be effective to confer valid personal jurisdiction over the Company on any such court, assuming (a) the due authorization, execution and delivery of the Underwriting Agreement by the Underwriter and the Deposit Agreement by the Depositary and (b) the validity of such actions under the laws of the Grand Duchy of Luxembourg; provided, however, that, for the purposes of this paragraph (7), we express no opinion with respect to Federal or state securities laws.

8. The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, would not be on the date hereof required to register under, or seek an exemption from, the United States Investment Company Act of 1940, as amended, in connection with the offer and sale of the ADSs.

In connection with our opinion set forth in paragraph (8) above, with your approval, we have assumed the correctness of the representations and warranties of, and the compliance with the agreements and undertakings by, the Company and you in the Underwriting Agreement.

The foregoing opinion is limited to the Federal laws of the United States and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. We have, with your approval, assumed that (i) the Company has been duly organized and is validly existing as a société anonyme holding under the laws of the Grand Duchy of Luxembourg and ISL is a validly existing company limited by shares under the laws of Gibraltar and (ii) any document referred to in this opinion and executed by the Company or ISL, as the case may be, has been duly authorized, executed and delivered insofar as the laws of the Grand Duchy of Luxembourg and Gibraltar are concerned. With respect to all matters of Luxembourg and Gibraltar law, we note that you have received the opinions, dated the date hereof, of Elvinger, Hoss & Prussen, special Luxembourg counsel for the Company and Hassans, Gibraltar counsel, delivered to you pursuant to Sections 6(iii) and 6(v) of the Underwriting Agreement.

We have also relied as to certain matters on information obtained from public officials, officers of the Company and other sources believed by us to be responsible, and we have assumed that the Underwriting Agreement, the Deposit Agreement and the Corporate Reorganization Agreement have been duly authorized, executed and delivered by the Company under the laws of the Grand Duchy of Luxembourg, that the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and is a valid and legally binding agreement of the Depositary (and we express no opinion as to the performance by the Depositary of its obligations thereunder), that the Deposit Agreement constitutes a valid and legally binding agreement of the Company enforceable in accordance with its terms under the laws of the Grand Duchy of Luxembourg, that the Corporate Reorganization Agreement has been duly authorized, executed and delivered by ISL under the laws of Gibraltar, that the Corporate Reorganization Agreement constitutes a valid and legally binding agreement of each of the Company and ISL enforceable in accordance with its terms under the laws of the Grand Duchy of Luxembourg and Gibraltar, as the case may be, that the ADRs evidencing the ADSs conform to the forms thereof examined by us and have each been duly executed and countersigned by authorized officers of the Depositary and that the signatures on all documents examined by us are genuine, assumptions which we have not independently verified.

Very truly yours,

ANNEX B

Form of Opinion of Elvinger, Hoss & Prussen

Pursuant to Section 6(iii) of the Underwriting Agreement

Citigroup Global Markets Inc.

As Representative of the several Underwriters,

c/o Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

Luxembourg,                          , 2006

O/Ref. : Pit/TH/th/cno/sor

Re : Ternium S.A. - Global offering of 248,447,200 shares (the “Underwritten Shares”) represented by 24,844,720 American Depository Shares evidenced by American Depository Receipts and up to an additional 37,267,080 shares represented by 3,726,708 American Depository Shares evidenced by American Depository Receipts (the “Option Shares”) to cover over-allotment, if any, (collectively the “Shares”) of Ternium S.A. (the “Company”) to be delivered on behalf of the Company by ISL

Ladies and Gentlemen,

We have acted as Luxembourg legal advisors to the Company in connection with the above.

I.	We have examined the following documents:

(1)	the Form F-1 Registration Statement dated 10th January 2006 containing a form of preliminary prospectus relating to the American Depository Shares each representing ten (10) shares of common stock of the Company filed with the Securities and Exchange Commission (the “SEC”) 11th January 2006 (the “Registration Statement”);

(2)	the final prospectus dated January 31, 2006 to be filed with the SEC under Rule 424(b), (the “Final Prospectus”, and together with the Registration Statement, the “Prospectus”);

(3)	an emailed scanned copy of the executed Underwriting Agreement dated 31st January 2006 made between the Company, Inversora Siderurgica Limited (“ISL”) and the Underwriters (as set out therein) (the “Underwriting Agreement”);

(4)	an emailed scanned copy of the executed Deposit Agreement dated 31st January 2006 in relation to Shares of the Company entered into between the Company, Bank of New York as depositary, and the owners and beneficial owners of American Depositary Shares evidenced by American Depositary Receipts issued under the Deposit Agreement (the “Deposit Agreement”);

(5)	an emailed scanned copy of the form of an American Depositary Receipt for American Depositary Shares representing deposited ordinary shares of the Company (the “ADR”) annexed to the Deposit Agreement;

(6)	an emailed scanned copy of the Corporate Reorganization Agreement dated 31st January 2006 entered into the Company and ISL relating inter alia to the delivery of the Underwritten Shares by ISL on behalf of the Company (the “CRA”);

(7)	a copy of the Company’s consolidated articles of association as at 12th January 2006 (the “Articles of Association”);

(8)	a certified copy of the deed recording the minutes of the extraordinary general meeting of shareholders of the Company held on 17th June 2005 and the related report by the board of directors of the Company determining inter alia the authorized share capital of the Company (the “EGM 1”);

(9)	[an emailed scanned copy ] of the register of registered shares of the Company [with the last inscription being dated []] (the “Register”);

(10)	an emailed scanned copy of the minutes of the meeting of the board of directors of the Company of 9th January 2006 (the “Board Resolution”);

(11)	[an emailed scanned copy of the decision of [Paolo Rocca, chairman of the Company /Daniel Agustin Novegil, administrateur délégue of the Company] determining the final number of shares of the Company sold in the IPO and the final IPO price dated [] (the “Pricing decision”)];

(12)	a certified copy of the notarial deed recording the minutes of the extraordinary general meeting of shareholders of the Company held on 12th January 2006 inter alia recomposing the board of directors of the Company (the “EGM 2”);

(13)	a copy of the minutes of the shareholders meetings and share capital increases listed in Schedule 1 hereto; and

(14)	[a certificate dated [] 2006 issued by the Greffe de la 2ème section du Tribunal d’arrondissement de et à Luxembourg (the “Greffe”) certifying that the Company has not been declared insolvent;

(15)	a scanned emailed copy of a letter from the Direction de l’Enregistrement et des Domaines dated 30 August 2005 confirming the approval by the Minister of Finance as to the tax status of the Company as a holding company pursuant to the grand-ducal regulation of 17 December 1938; and

(16)	originals or copies certified or otherwise identified to us to our satisfaction or such other documents and corporate and public records as we have deemed necessary or appropriate as a basis for this opinion.

Capitalized defined terms used herein shall have the meaning given thereto herein.

All documents referred to above under [(1) to (14)] [(including the ones listed in Schedule 1) are referred to as the “Documents”].

The Underwriting Agreement, the Deposit Agreement and the CRA are referred to as the “Agreements”.

The EGM 1, EGM 2 as well as the minutes of the general meetings of the Company and the deeds of record of capital increases mentioned in Schedule 1 are referred to together as “EGMs”.

“Parties” shall mean all parties to any one of the Documents and “Other Parties” means all parties to any one of the Documents other than the Company.

Except for the Documents, we have not, for the purposes of this opinion, examined any contracts, instruments or other documents even if referred to or annexed to as schedules or exhibits to the Documents entered into by, or affecting any of, the parties or any other corporate records (unless expressly listed hereabove). We have not made any other enquiries or searches (whether within this firm or otherwise), except as mentioned herein. We have made a company search on the Company at the Luxembourg registre de commerce et des sociétés on [] 2006 and we have received a certificate dated [] 2006 issued by the Greffe certifying that the Company has not been declared insolvent. It should be noted that we can however not opine thereon or express ourselves as to whether a writ (inter alia but without limitation a writ summoning for bankruptcy or liquidation) has been served on the Company but has not yet been enrolled with the court.

II.	The present opinion relates only to the laws of the Grand-Duchy of Luxembourg (“Luxembourg”) as the same are in force and are construed at the date hereof and is given on the basis that it will be governed by, and construed in accordance with the laws of Luxembourg. We neither express nor imply any view or opinion on and/or in respect of the laws of any jurisdiction other than Luxembourg, and have made no investigation of any other law (including without limitation the laws or acts referred to in the Documents

(other than Luxembourg law)) which may be relevant to any of the documents submitted to us or the opinions herein contained. We express no opinion as to any matter of fact or the accuracy of any financial statements, representations or warranties or calculations required by the terms of any Documents or otherwise. We express no opinion on the contents of the Prospectus except as specifically set out in opinions [(ii), (iv) and (x)] under (IV) hereafter.

III.	For the purpose of rendering this opinion, we have assumed:

(i)	the genuineness of all signatures and seals;

(ii)	the completeness and conformity to originals of all documents supplied to us as certified, photostatic, scanned, electronically transmitted copies or other copies (including, but not limited to, the Documents) and the authenticity of the originals of such documents and the conformity to originals of the latest drafts reviewed by us;

(iii)	that each of the parties to each of the Documents other than the Company, is duly incorporated and organized as a validly existing legal entity with the capacity, power, authority and right (or in the case of individuals, has the requisite capacity, power, authority and right) to enter into the Documents to which it is a party and to perform its obligations thereunder, that all authorisation procedures by each such party (other than the Company as to Luxembourg law only) for the execution and performance by it of each of the Documents to which it is a party have been duly fulfilled and that the execution and performance of each of the Documents by or on behalf of each of such parties (other than the Company) has been, and (including the Company) will remain, duly and validly approved and authorised;

(iv)	the Documents have been duly signed, executed and delivered on behalf of each of the parties (other than the Company) thereto by a person or persons duly authorised to do so on the date thereof;

(v)	the Prospectus and the Agreements have been executed on behalf of the Company by any two of Mr Pablo Daniel Brizzio, Raul Hector Darderes, Cristian Juan Pablo Mitrani and Roberto Oscar Philipps (the “Attorneys”) or any one of the Attorneys acting jointly with anyone director of the Company from time to time (currently being Paolo Rocca, Rinaldo Campos Soares, Daniel Agustín Novegil, Ubaldo José Aguirre, Roberto Bonatti, Carlos Alberto Condorelli, Adrián Lajous, Bruno Marchettini, Gianfelice Mario Rocca, Gerardo R. Sepúlveda, and Bertoldo Machado Veiga).

(vi)	the execution, delivery and performance by each of the parties (other than the Company as to Luxembourg law only) of the Documents to which they are a party to, is legal, valid and binding on them under the laws, of their place of incorporation, organisation or residence respectively and under all applicable laws other than the laws of Luxembourg to the extent stated in this opinion and in particular the governing law thereof and have been and remain duly approved and authorised by all necessary governmental and other action in accordance with their respective constitutive documents, the laws of their respective places of incorporation, organisation or residence respectively and such other laws other than as required by Luxembourg law;

(vii)	that there is no matter under the laws of any jurisdiction (other than Luxembourg) which would or might adversely affect the opinions herein expressed;

(viii)	that all obligations under the Documents are valid, legally binding upon and enforceable (and are not subject to avoidance by any person) against the parties as a matter of all relevant laws (except Luxembourg law) and in particular without limitation their governing law, most notably, that the respective expressed governing law is valid as a matter of the governing law, and in all applicable jurisdictions (other than Luxembourg) and that there is no provision of the laws of any jurisdiction (except as to the Company, Luxembourg) that would have a bearing on the foregoing;

(ix)	the due compliance with all matters (including, without limitation, the obtaining of the necessary consents and the payment of stamp duties and other documentary taxes and charges) under such laws, other than Luxembourg law, as may relate to the Documents or the persons expressed to be parties thereto or the performance or enforcement by or against such parties of such of their obligations or rights as are to be performed or enforced outside Luxembourg;

(x)	that none of the parties to the Documents has passed a voluntary winding-up resolution, that no petition has been presented or order made by a court or any other competent authority for the winding-up, dissolution, administration, bankruptcy or for the submission of any such person to the procedures of bankruptcy (where relevant), controlled management or receivership or any analogous proceedings and no analogous proceedings under the law of its place of establishment or incorporation or centre of main interest, as the case may be, or where it carries on its business, have been taken in relation to it and no receiver, manager, trustee or similar officer has been appointed in relation to it or any of its respective assets or revenues;

(xi)	that all conditions precedent to the effectiveness of each of the Documents have been satisfied and that each of the Documents is in full force and effect as against the parties thereto;

(xii)	that the terms of the Documents are and will be strictly observed and performed by the parties thereto;

(xiii)	that all authorisations, consents or clearances of or by any authority of any country other than the Grand-Duchy of Luxembourg which may be required in connection with the execution, delivery and performance of the Prospectus, the Agreements and issue of the ADSs and the ADRs and the offer thereof have been obtained;

(xiv)	that no offer of securities (including shares or ADSs or ADRs) is made which would require the approval by the relevant authority of and publication of a prospectus pursuant to the Directive 2003/71/EC and the laws implementing such directive;

(xv)	that the Underwritten Shares are delivered by ISL on behalf of the Company and that no new shares are issued by the Company for delivery to the Underwriters in relation with the Underwritten Shares or the creditors under Subordinated Convertible Loans (as referred to in the CRA);

(xvi)	that there have been no amendments to the Documents in the form delivered to us for the purposes of this opinion;

(xvii)	no proceedings have been instituted or injunction granted against the Company to restrain it from performing any of its obligations under the Documents;

(xviii)	the terms used in the Documents carry the meaning ascribed to them in vernacular English;

(xix)	the Documents accurately record the whole of the terms agreed between the parties thereto relevant to this opinion;

(xx)	that the Board Resolution, the EGMS, the Pricing Decision and the Articles of Association are complete and accurate and have not been amended or rescinded and are in full force and effect;

(xxi)	that the Register is complete, accurate and up to date;

(xxii)	that each of the Documents has been entered into for bona fide commercial reasons by each of the parties thereto and are in the best corporate interest of the Company;

(xxiii)	there is no other agreement, undertaking, representation or warranty (oral or written) and no other arrangement (whether legally binding or not)

between all or any of the parties or any other matter which renders such information inaccurate, incomplete or misleading or which affects the conclusions stated in this opinion;

(xxiv)	the binding effect of the Documents on the parties is not affected by duress, undue influence or mistake and none of the Documents has been entered into by any party in connection with money laundering or any other unlawful activity; and

(xxv)	that the Company has its place of principal management and its centre of main interests in Luxembourg and has no establishment outside Luxembourg, in each case as such terms are defined in Council Regulation (EC) n°1346/2000 of 29 May 2000 on insolvency proceedings or Luxembourg law, as applicable.

IV.	Based upon, and subject to, the foregoing and subject further to the reservations and qualifications set out herein and having regard to such legal considerations as we deem relevant, we are of the opinion that under the laws and regulations of the Grand-Duchy of Luxembourg (“Luxembourg”) in effect on the date hereof:

(i)	The Company has been duly incorporated and is validly existing as a société anonyme under the laws of Luxembourg, with corporate power and authority to own its properties and to conduct its business as described in the Articles of Association and to enter into the transaction contemplated in the Agreements;

(ii)	The Company’s authorized share capital is set at USD 3.5 billion represented by 3.5 billion shares of the Company of a nominal value of one (1) USD each and pursuant to the Articles of Association conforms in all material respects to the description thereof contained in section “Description of Share Capital” of the Prospectus;

(iii)	The Company has pursuant to the Register and the Articles of Association an issued share capital of 1,396,551,886 USD represented by 1,396,551,886 shares with a nominal value of one (1) USD each (the “Ordinary Shares”). The Ordinary Shares have been duly and validly authorized and issued and are fully paid;

(iv)	The Ordinary Shares of the Company conform pursuant to the Articles of Association in all material respects to the description thereof contained in the Prospectus under “Description of Share Capital”;

(v)	The Underwritten Shares to be delivered by ISL, on behalf of the Company to the Underwriters, under the CRA have been duly and validly authorized and issued and are fully paid;

(vi)	Based solely on our review of the Register the Underwritten Shares are free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind;

(vii)	No consent, approval, authorisation or order of, or filing with, any Luxembourg governmental agency or body or any court is required to be obtained or made by the Company for the consummation of the transactions contemplated by the Agreements in connection with the sale of the Shares except that the transfer of Shares must be registered in the Register of the Company, that the capital increase of the Company and issue of shares as contemplated in the CRA and the capital increase relating to, and the issue of, the Options Shares by the Company must be recorded by way of notarial deed, registered with the Luxembourg tax authorities, filed with the Luxembourg commercial register and published in the Luxembourg official gazette;

(viii)	Each of the Agreements has been duly authorised and executed by the Company and constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms;

(ix)	The Prospectus, and the filing of the Registration Statement with the SEC, have been duly authorized by and on behalf of the Company, [and if executed pursuant to (III)(v) the Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company;]

(x)	The descriptions contained in the Prospectus under the headings “Taxation—Grand Duchy of Luxembourg,” “Risk-Factors, Holders of our shares and ADSs in the United States may not be able to exercise preemptive rights in certain cases”, “Dividend Policy” paragraph 1, 4 and 5, “Description of Share Capital”, “Management-Directors and Senior Management-Director liability” insofar as such statements summarize Luxembourg legal matters or the Articles of Association, are accurate and fair summaries of such Luxembourg legal matters or the Articles of Association;

(xi)	Neither the sale of the ADSs, nor the consummation of any other of the transactions contemplated in the Agreements nor the fulfilment of the terms of the Agreements will conflict with, result in a breach or violation of the Articles of Association;

(xii)	It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence of the Agreements that any such document be stamped, filed or registered with any public office in Luxembourg provided however that in case of an action before a court in Luxembourg the relevant document(s) referred to in the summons or tabled will have to be registered and an ad valorem registration tax the rate of which will depend on the underlying agreement reflected in any such document(s) will become payable. Notwithstanding the above, in the event of an issue of shares and capital increase of the Company such decision must be recorded by way of notarial deed filed, deposited and published in accordance with Luxembourg Law and a capital duty of 1% of the value of the contribution and capital increase (including all premiums and reserves) will be due unless an exemption applies;

(xiii)	The Courts of Luxembourg will recognise and enforce the choice of New York law as the governing law of the Agreements which are stated to be governed thereby;

(xiv)	The Courts of Luxembourg will give effect to the submission by the Company to the jurisdiction of the New York Courts under the Agreements as and to the extent provided for therein;

(xv)	Any civil judgment by a court in the State of New York against the Company on an action based on the Agreements (to the extent provided for therein) would be declared enforceable in Luxembourg by the Luxembourg courts subject to the exequatur procedure, without re-examining the merits of the case, provided that the following conditions laid down by Luxembourg law for the enforcement of the judgment of a foreign court are justified:

(1)	the judgement is enforceable in New York;

(2)	the New York Court had jurisdiction over the subject matter of the action leading to the judgment;

(3)	the New York Court acted in accordance with its own procedural laws;

(4)	the judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defence;

(5)	the New York Court applied the substantive laws chosen by the parties to govern the relevant Agreement; and

(6)	the judgment is not contrary to the public order of Luxembourg.

(xvi)	Other than as described in the Prospectus, under the current laws and regulations of Luxembourg, all dividends and other distributions declared and payable on the Ordinary Shares may be paid by the

Company to the shareholders inscribed in the Register at the relevant time, in Euro that may be converted into United States Dollars and be freely transferred out of Luxembourg;

V.	The foregoing opinions are subject to the following reservations:

(i)	The opinions expressed herein are subject to all limitations by reason of gestion contrôlée, concordat, faillite, bankruptcy, moratorium (sursis de paiement) and other, insolvency, moratorium, controlled management, general settlement with creditors, reorganisation or similar laws affecting creditors’ rights generally;

(ii)	Certain obligations other than payment obligations may not be the subject of specific performance pursuant to Court orders, but may result only in damages;

(iii)	Any certificate, determination, calculation or recordation which would by contract be deemed to be conclusive may not be upheld by the Luxembourg Courts;

(iv)	A Luxembourg Court may refuse to give effect to a purported contractual obligation to pay costs imposed upon another party in respect of the costs of any unsuccessful litigation brought against that party before a Luxembourg Court and a Luxembourg Court may not award by way of costs all of the expenditures incurred by a successful litigant in proceedings brought before a Luxembourg Court;

(v)	Claims may become barred under statutory limitations period rules and may be subject to the rules of set-off or counterclaim;

(vi)	Any clause purporting, in case of avoidance or annulment of one or more of the provisions or obligations contained in a document or agreement (the “Avoided Obligations”), to maintain the validity of such document or agreement or of the provisions or obligations contained therein other than the Avoided Obligations, may not be upheld by the Luxembourg Courts;

(vii)	Powers of attorney or of representation or powers to act may not be held to be irrevocable and in particular without limitation as a result of bankruptcy or similar collective insolvency proceedings or court ordered liquidation of the Company or of court appointment of administrators or sequestrators, will be revoked as at zero hour on the day of the relevant court order although they were expressed to be irrevocable;

(viii)	A Luxembourg court may not give effect to a clause purporting to determine the date on which notice is deemed to have been made;

(ix)	Any obligations to pay a sum of money in a currency which is not of legal tender in Luxembourg (a “foreign currency”) will be enforceable in a currency which is of legal tender therein, though the monetary judgment may be expressed in a foreign currency and/or its Luxembourg equivalent currency having legal tender in Luxembourg at time of payment and any loss incurred as a result of currency exchange fluctuation should be recoverable under Luxembourg law;

(x)	A Luxembourg Court may stay proceedings if concurrent proceedings are being brought elsewhere;

(xi)	In case of production in a Luxembourg of the Agreements or as the case may be the Prospectus or any other Document, such court may order a translation thereof in either French or German;

(xii)	An obligation to indemnify a party for penalties or fines imposed on them may be considered invalid and unenforceable by the Luxembourg courts;

(xiii)	A Luxembourg Court may refuse to apply the law of another jurisdiction if it is deemed to be contrary to Luxembourg public order;

(xiv)	Where any obligations of any person are to be performed in a jurisdiction outside Luxembourg, such obligations may not be enforceable under Luxembourg law to the extent that performance thereof would be illegal or contrary to public policy under the laws of such jurisdiction, and any security expressed to secure the performance of such an obligation may therefore be considered unenforceable by a Luxembourg Court;

(xv)	Enforcement of obligations may be invalidated by reason of fraud;

(xvi)	Where any party to any Agreement is vested with a discretion or may determine a matter in its opinion, Luxembourg law requires that contracts be performed in good faith and consequently that such discretion be exercised reasonably or that such opinion be based on reasonable grounds;

(xvii)	Provisions in the Agreements providing that the terms thereof can only be amended or varied or provisions thereof can only be waived by an instrument in writing may not be effective;

(xviii)	Any general provisions resulting in appointing directly of indirectly a person or entity to take legal action before the Luxembourg Courts on behalf of another party will not be enforceable before Luxembourg Courts pursuant to the rule “nul ne plaide par procureur” and accordingly any such action will require a specific mandate given to the agent and disclosure by such agent of its principals;

(xix)	notwithstanding the submission to the jurisdiction of the New York courts provisional or summary proceedings may be initiated before the Luxembourg Courts if the measures to be implemented are to be effective in Luxembourg;

(xx)	we express no opinion as to taxation other than as expressly set out in opinion IV([xii]);

(xxi)	the Luxembourg tax treatment of the Company is not included in the Prospectus;

(xxii)	the acquisition and/or repurchase of its own shares by a société anonyme like the Company (including for the application of the appraisal rights as set out in the Articles) is subject to the conditions and restrictions set forth by Luxembourg law;

(xxiii)	the issue of shares and capital increase (including without limitation upon issue of shares pursuant to the CRA and any other capital contribution and the issue of the Option Shares) within the Company is subject to the existence of sufficient authorised, available and un-issued share capital, appropriate decisions of the board of directors or its delegate[s] and due contribution of the relevant subscription price as well as, in the event of issues of shares against contribution in kind, receipt of an auditor’s report under articles 26-1 and 32-1(5) of the law of 10 August 1915 on commercial companies;

(xxiv)	the enforcement of foreign judgments is subject to exequatur procedures provided for by Luxembourg law; and

(xxv)	a contractual provision conferring or imposing a remedy, an obligation or penalty consequent upon default may not be fully enforceable if it were construed by a Luxembourg Court as constituting an excessive pecuniary remedy;

(xxvi)	we express no opinion on the validity and enforceability of the last sentence of the first paragraph of section [4.07] of the Deposit Agreement and the consequences of any vote by the Depository on the basis of such deemed mandate;

(xxvii)	we express no opinion on the provision in section 8 that the person who controls an Underwriter, and each of its directors, officers, and employees shall have the same rights to contribution as such Underwriter;

(xxviii)	The provision in section 17 Jurisdiction of the Underwriting Agreement with respect to proceedings brought against the Company or ISL by the directors, officers or employees of the Underwriter or by a person who controls the Underwriter may not be upheld or be enforceable, the jurisdiction provision being only valid and binding between the parties to the agreement;

(xxix)	The corporate documents (including, but not limited to, any notice of a winding-up order or resolution, notice of the appointment of a receiver, manager, administrator or administrative receiver) of the Company may not be held at the Registre de Commerce et des Sociétés of Luxembourg and/or at the clerk’s office of the Luxembourg district court (sitting in commercial matters) immediately and that there may be a delay in the relevant notice appearing on the file of the Company;

(xxx)	A total exclusion of liability (including by way of an indemnification provision) will not be upheld in a Luxembourg Court in case of gross negligence or wilful misconduct and under Luxembourg contract law unforeseeable damages may not be reclaimed;

(xxxi)	Any provision in the Agreements stating that any rights and obligations thereunder shall bind third parties, successors and assigns of any party thereto may, where the law does not provide therefor, not be enforceable in Luxembourg in the absence of any further agreements to that effect with such third parties, successors or assigns;

(xxxii)	A contractual provision allowing for a deemed service of process or notification of court order may not be recognised by a Luxembourg court;

(xxxiii)	Service of process on the Luxembourg Companies is subject in particular to the Luxembourg procedure code and applicable treaties and conventions;

(xxxiv)	Choices of law which are meant to circumvent rules of public order of the laws that would have otherwise applied in the absence of such choice of law provisions may not be recognised;

(xxxv)	Any payments to be made by the Company (including distributions) are subject to any restrictive or embargo measures taken in furtherance of U.N. Resolutions or EC Regulations or Directives (e.g. in respect of residents of certain countries such as Iraq or persons linked to terrorist groups);

VI.	This opinion is given on the basis that there will be no amendment to or termination or replacement of the documents which we reviewed for the purpose hereof and on the basis of laws of Luxembourg in force and as construed and applied by Luxembourg Courts as at the date of this opinion. This opinion is also given on the basis that we undertake no responsibility to notify any addressee of this opinion of any change in the laws of Luxembourg or their construction or application after the date of this opinion. The opinion is to be governed and construed in accordance with Luxembourg law and the Luxembourg Courts shall have exclusive jurisdiction thereon.

In this opinion Luxembourg legal concepts are translated in English terms and not in their original French terms used in Luxembourg laws. The concepts concerned may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions.

This opinion is for the benefit solely of the Underwriters under the Underwriting Agreement in connection with the issue of the transaction described in the first paragraph hereof. It is not to be transmitted to anyone else nor is it to be relied upon by anyone else or for any other purpose or quoted or referred to in any public document or filed with anyone without our express consent.

Yours faithfully,

ANNEX C

Form of Opinion of Fernando Duelo Van Duesen

Pursuant to Section 6(iv) of the Underwriting Agreement

Buenos Aires, February •, 2006

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York, 10013

Ladies and Gentlemen,

I refer to the Underwriting Agreement dated as of January 31, 2006, together with all annexes thereto (the “Underwriting Agreement”) between Ternium S.A. (the “Company”) and Citigroup Global Markets Inc., as Representative of the several Underwriters named therein (the “Underwriters”).

I am the General Counsel of the Company. I have been and am acting as counsel for the Company in connection with the several purchases by the Underwriters of 24,844,720 American Depositary Shares (“ADSs”), and the option in favor of the Underwriters to acquire up to 3,726,708 additional ADSs, each representing 10 shares of the Company (the “Shares”) pursuant to the Underwriting Agreement.

In my capacity as such counsel, I have examined originals or copies certified or otherwise identified to my satisfaction of (i) the Underwriting Agreement, (ii) the Deposit Agreement dated as of January 31, 2006 (the “Deposit Agreement”) among the Company, The Bank of New York, as depositary (the “Depositary”) and the owners and beneficial owners from time to time of American Depositary Receipts (“ADRs”) issued thereunder evidencing the ADSs, (iii) the relevant aspects for the opinions being included herein of the registration statement on Form F-1 relating to the Shares (the “Registration Statement”) and of the preliminary prospectus, dated January 11, 2006, and the final prospectus dated January 31, 2006 (together, the “Prospectus”), each such document prepared by the Company and filed with the Securities and Exchange Commission in accordance with the provisions of the Securities Act of 1933, as amended, and (iv) such other documents as I have deemed necessary or appropriate as a basis for the opinions expressed herein.

In such examination I have assumed the genuineness of all signatures (other than those of the Company), the authenticity of all documents submitted to me as originals, the conformity with the originals of all documents submitted to me as copies, the capacity, power and authority of each of the parties thereto (other than the Company) to execute, deliver and perform the terms of such documents and the due execution of such documents by each of the parties thereto (other than the Company) and the validity of the Underwriting Agreement, the Deposit Agreement and the Registration Statement and the Prospectus under the relevant applicable New York or United States Federal laws.

In such capacity, and pursuant to Section 6(iv) of the Underwriting Agreement, I have been required to express my opinion as to each of the matters described in each of the opinions expressed herein. My qualifications are limited to questions arising under the laws of the Republic of Argentina (“Argentina”) and its political subdivisions in force as of the date hereof. As such, with respect to all matters relating to the laws of the Bolivarian Republic of Venezuela (“Venezuela”) and the United Mexican States (“Mexico”), including the opinions set forth below, I have, with your approval, relied upon the advice of Andreína R. Ostos, general counsel for Sidor, C.A. and Jorge Alejandro Treviño Garza, general counsel for Hylsamex, S.A. de C.V., respectively, which advice is subject to the same assumptions, qualifications and limitations with respect to such matters as are set forth above.

All capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Underwriting Agreement.

Upon the basis of such examination and subject to the qualifications set forth herein, it is my opinion that:

1.	each of the Company’s subsidiaries organized under the laws of Argentina, (individually an “Argentine Subsidiary” and collectively the “Argentine Subsidiaries”), Venezuela (individually a “Venezuelan Subsidiary” and collectively the “Venezuelan Subsidiaries”) and Mexico (individually a “Mexican Subsidiary” and collectively the “Mexican Subsidiaries”), has been duly organized and is validly existing and, to the extent applicable, in good standing under the laws of the Argentina, Venezuela and Mexico, respectively, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Prospectus;

2.	all the outstanding shares of capital stock of each Argentine Subsidiary, Venezuelan Subsidiary and Mexican Subsidiary have been duly and validly authorized and issued and, except as otherwise set forth in the Disclosure Package and the Prospectus, the majority of all outstanding shares of capital stock of each of the Argentine Subsidiaries, Venezuelan Subsidiaries and Mexican Subsidiaries are owned by the Company either directly or through majority owned subsidiaries free and clear of any perfected security interest and, to my knowledge after due inquiry, any other security interest, claim, lien or encumbrance;

3.	iii) to my knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of the Argentine Subsidiaries, Venezuelan Subsidiaries and Mexican Subsidiaries or its or their property of a character required to be disclosed in the Disclosure Package, the Registration Statement or the ADR Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other legal document of a character required to be described in the Registration Statement, the ADR Registration Statement or the Preliminary Prospectus and the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (in each case, other than financial or with commercial or statistical data); the descriptions contained in the Prospectus, to the extent that they summarize Argentine, Venezuelan and Mexican legal matters, agreements, documents or proceedings discussed therein, are fair summaries of such legal matters, agreements, documents or proceedings;

4.	to my knowledge, the Argentine Subsidiaries, Venezuelan Subsidiaries and Mexican Subsidiaries each possess all permits and other authorizations that are material to its business and operations, issued by the appropriate federal, provincial, municipal or foreign regulatory authorities necessary to conduct their respective businesses as currently conducted;

5.	to the best of my knowledge, none of the Argentine Subsidiaries, Venezuelan Subsidiaries or Mexican Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation or default of, or subject to the imposition of any lien, charge or encumbrance under Argentine, Venezuelan or Mexican law, respectively, upon any property or assets of any of the Argentine, Venezuelan or Mexican Subsidiaries, respectively, pursuant to (i) the charter or by-laws of such Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary is a party or bound or to which its property is subject, or (iii) any Argentine, Venezuelan or Mexican statute, law, rule, regulation, judgment, order or decree applicable to such any Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary by any Argentine, Venezuelan or Mexican court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over such Argentine Subsidiary, Venezuelan Subsidiary or Mexican Subsidiary or any of its properties, as applicable;

6.	none of the Argentine Subsidiaries, Venezuelan Subsidiaries, nor Mexican Subsidiaries nor any of their properties or assets has any immunity from suit, execution or other legal process in, respectively, Argentina, Venezuela and Mexico (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under, respectively, any applicable Argentine, Venezuelan or Mexican law, provided however that the enforceability in those countries of any foreign court order, judgment or decision may be limited by local legislation of general applicability;

7.	each Argentine Subsidiary, Venezuelan Subsidiary and Mexican Subsidiary (i) is in compliance with any and all respectively applicable Argentine, Venezuelan or Mexican federal, provincial and municipal laws and regulations relating to the protection of human health and safety, the environment, or hazardous or toxic materials, substances or wastes, pollutants or contaminants (“Environmental Laws”) and (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its businesses; except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals would not, individually or in the aggregate, have a material adverse effect on the financial condition, earnings, business or properties of the Company and its subsidiaries, taken as a whole;

8.	the undersigned has no reason to believe that, with respect to the Argentine Subsidiaries, the Venezuelan Subsidiaries or the Mexican Subsidiaries, on the Effective Date, the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus as of the date thereof and on the Closing Date included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements and schedules and other financial and statistical data, including any mining reserves or production data, as to which the undersigned does not express any belief); and

9.	the undersigned has no reason to believe that (in each case except for the financial statements and schedules and other financial and statistical data, including any mining reserves or production data, as to which the undersigned does not express any belief) the documents specified in Schedule I hereto, as of their respective dates, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

This opinion is rendered solely to you in connection with the above matters and may not be relied upon by you or any other person for any other matter or purpose or relied upon or furnished to any person or quoted or referred to in any document or filed with anyone without my prior written consent.

Very truly yours,

ANNEX D

Form of Opinion of Hassans

Pursuant to Section 6(v) of the Underwriting Agreement

(a)	ISL is a corporate body incorporated on the 30th March 2005 and is duly established and existing with limited liability under the laws of Gibraltar.

(b)	The Certificate shows, at the date thereof, that the Registered Office of ISL is 57/63 Line Wall Road, Gibraltar, the incorporation number of ISL is 94458, the Directors of ISL are Umberto Bocchini and Raul Darderes and the authorised share capital of the ISL is US $400,000 divided into 40,000,000 Ordinary Shares of US $0.01 each.

(c)	ISL has corporate power and legal capacity to carry on business as set out in its Memorandum and Articles of Association, to hold, dispose of, charge and otherwise deal with shares, stocks and securities anywhere in the world, and to enter into and perform its obligations under the Corporate Reorganization Agreement and to sue and be sued in its own name.

(d)	ISL has taken all actions required on its part to authorise the execution, delivery, performance and observance of the Corporate Reorganization Agreement.

(e)	The execution delivery and performance by ISL of the Corporate Reorganization Agreement will not:

i)	contravene any existing law, regulation, ordinance, decree or authorisation to which it is subject;

ii)	contravene any provisions of ISL’s Certificate of Incorporation or Memorandum and Articles of Association.

(f)	The Corporate Reorganization Agreement has been executed by and on behalf of ISL in accordance with the authority conferred by the Minutes and will, when delivered, constitute valid and legally binding obligations of ISL enforceable in accordance with their respective terms.

(g)	No consent, permit, licence, approval or authorisation or exemption under Gibraltar law from any government judicial or other authority is required in connection with the execution, delivery, performance, service, validity or enforceability of the Corporate Reorganization Agreement.

(h)	ISL has obtained all authorisations, approvals and consents (including without limitation any exchange control consents) from all governmental or other authorities in Gibraltar necessary or appropriate for the execution and delivery by it of the Corporate Reorganization Agreement and the exercise of its rights and the performance of its obligations under it (including without limitation, for making all payments due or to become due from it thereunder free from any deduction or withholding) and, save as otherwise stated in the opinion, to render the same legal, valid, enforceable and admissible in evidence.

(i)	It is not necessary under the laws of Gibraltar in order to ensure the legality, validity and enforceability or admissibility in evidence of the Corporate Reorganization Agreement, that the Corporate Reorganization Agreement be filed, registered, recorded or enrolled in any Gibraltar public office or elsewhere in Gibraltar.

(j)	ISL will be bound by the express choice of law in the Corporate Reorganization Agreement, provided that the choice was bona fide legal and is not invalidated by reasons of public policy. Counsel is not aware of any public policy and/or illegality in Gibraltar which would invalidate the choice of law or any other term in the Corporate Reorganization Agreement.

(k)	ISL has legal capacity to submit irrevocably to the jurisdiction of the Courts of New York and is not entitled to claim any immunity from suit or execution of any judgment on the ground of sovereignty or otherwise.

(l)	Since ISL enjoys the Tax Exempt Status there will, subject to certain provisions, be no withholding or other tax, duty, levy or impost to be deducted under Gibraltar law from any payment to be made under or in connection with the Corporate Reorganization Agreement.

(m)	Any monies payable under, in connection with or secured by the Corporate Reorganization Agreement and the proceeds of any judgment obtained in respect of the Corporate Reorganization Agreement in the Courts of Gibraltar may be remitted out of Gibraltar without limit or restriction and without the need to obtain any consent, permit, licence, approval, authorisation or exemption of any person.

(n)	The statutory provisions for the enforcement of judgments in civil and commercial matters under Gibraltar law are contained in the Civil Jurisdiction & Judgments Ordinance 1993 (“CJJO”) and Council Regulation (EC) No. 44/2001 (“the Regulation”) and the Judgments (Reciprocal Enforcement) Ordinance (which provides for enforcement of money judgments of the courts of certain Commonwealth countries and British Dependent Territories. The CJJO gives effect to the Brussels and Lugano Conventions on Jurisdiction and the enforcement of judgments and to the Regulation. The effect of the Regulation is inter alia to replace the 1968 Brussels Convention in respect of Member States of the European Union except Denmark. Arrangements derived from the Lugano Convention remain in place. Neither the Brussels nor the Lugano Conventions nor the Regulation have been extended to New York. Accordingly, judgments obtained in the Courts of New York cannot be the subject of statutory enforcement proceedings in Gibraltar so that any enforcement of a judgment obtained in New York could only take place by bringing an action on it at common law and subject to the common law requirements and limitations regarding recognition and enforcement of judgments at common law.

(o)	Since ISL enjoys the Tax Exempt Status, subject to certain provisions, there will be no stamp duty, ad valorem or otherwise or other tax or impost of any nature payable in respect of the execution, delivery, performance, observance or enforcement of the Corporate Reorganization Agreement.

(p)	It is not necessary in order to enable the Underwriters to claim and enforce in Gibraltar any right afforded to the Underwriters by or in connection with the Corporate Reorganization Agreement or by reason of the execution, delivery and performance of the Underwriting Agreement by the Underwriters that they shall be licensed, qualified or otherwise entitled to carry on business in or otherwise registered with any authority of or in Gibraltar.

(q)	The Underwriters will not be deemed to be resident, domiciled or carrying on business in or subject to the laws of Gibraltar by reason of the execution, delivery, performance or enforcement of the Underwriting Agreement.

ANNEX E

Form of Opinion of Emmet, Marvin & Martin LLP

Pursuant to Section 6(vi) of the Underwriting Agreement

(a) the Deposit Agreement has been duly authorized, executed and delivered by the Depositary and constitutes a valid and binding agreement of the Depositary enforceable against the Depositary in accordance with its terms, except as enforcement of it may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity; and

(b) Upon execution and delivery by the Depositary of ADRs evidencing the ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement, the ADSs will be validly issued and will entitle the registered holders of the ADSs to the rights specified in those ADRs and in the Deposit Agreement.